EXHIBIT 10.5









                 INTERCONNECTION AGREEMENT

                          BETWEEN

             INDIANAPOLIS POWER & LIGHT COMPANY

                            AND

           WABASH VALLEY POWER ASSOCIATION, INC.

                            FOR

      INTERCHANGE WHOLESALE SALES AND PURCHASES UNDER

            EMERGENCY SERVICE, ENERGY TRANSFER,

            INTERCHANGE POWER, SHORT-TERM POWER,

               LIMITED TERM POWER (FIRM) AND

                 DIVERSITY POWER SCHEDULES

0.01 This Agreement, dated as of the 7th day of October, 1987, between Indianapolis Power & Light Company ("IPL" or a
"Party"), and Wabash Valley Power Association, Inc. ("Wabash
Valley" or a "Party"), both Indiana corporations (the
"Parties"):

WITNESSETH:

0.02 WHEREAS, IPL is a public utility engaged in the generation, transmission, distribution and sale of electric power and energy in Indiana; and

0.03 WHEREAS, IPL is interconnected with the Joint
Transmission System (hereinafter defined) that is jointly owned by Wabash Valley, Public Service Company of Indiana,
Inc. ("PSI") and the Indiana Municipal Power Agency ("IMPA");
and

0.04 WHEREAS, Wabash Valley is a Not-For-Profit Corporation which jointly owns the Joint Transmission System in the State of Indiana and is engaged, among other things, in the generation, transmission and sale of electric power and energy to Rural Electric Membership Corporations serving customers in northern Indiana and southern Michigan; and

0.05 WHEREAS, the Parties believe mutual benefits can be realized from conducting coordinated interconnected operation, such as the interchange, sale and purchase of electric power and energy; and

0.06 WHEREAS, the Parties desire to fix the terms and conditions upon which such interconnected operations may be conducted and upon which the furnishing of interconnection services shall be effected;

0.07 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the Parties agree as follows:


                         ARTICLE 1

                        DEFINITIONS


1.01 Joint Transmission System. The Joint Transmission System shall be the transmission facilities jointly owned by PSI, Wabash Valley, and IMPA consisting of PSI facilities functionally serving as transmission facilities and facilities of Wabash Valley and IMPA connected to the transmission facilities of PSI, all having an operating voltage of 69 KV or higher, as defined in the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission ("FERC").

1.02 Out-of-Pocket Cost. Out-of-Pocket Cost shall mean those costs of generating electric energy in the generating stations of the system of either Party which are incurred by the supplying system directly by reason of its generating of such energy and which, otherwise, would not have been incurred by such system. Out-of-Pocket Cost of electric energy purchased from a source outside of the system of the supplying Party will be the total amount paid therefor by the supplying Party which, otherwise, would not have been paid by such Party.


                         ARTICLE 2

             PROVISIONS REGARDING CONTINUITY OR
         INTERRUPTION OF INTERCONNECTION OPERATIONS


2.01 Representations as to Facilities and Equipment. IPL hereby represents that it owns and controls all the transmission, substation and metering facilities and equipment necessary to implement and carry out fully all the provisions, terms and conditions of this Agreement. Wabash Valley hereby represents that it jointly owns the transmission, substation and metering facilities and equipment necessary to this Agreement and has obtained all right, power and authority from PSI and/or IMPA that is necessary and proper for the implementation and carrying out of all transactions of the Parties contemplated by this Agreement. Wabash Valley hereby agrees that, notwithstanding anything in this Agreement to the contrary, its implementation of and compliance with the provisions, terms and conditions of this Agreement and its resultant obligations and responsibilities hereunder shall not be excused because of the nature or extent of Wabash Valley's ownership and control over the transmission, substation and metering facilities and equipment it jointly owns with PSI and IMPA.

2.02 Synchronous Operation. At the Points of Interconnection (hereinafter defined) throughout the duration of this Agreement, subject to the provisions of this Paragraph 2.02 and of Paragraph 2.03 below, IPL and Wabash Valley systems shall be operated in continuous synchronism. If synchronous operation of the systems at the Points of Interconnection becomes interrupted either manually or automatically due to reasons beyond the control of either Party or due to scheduled maintenance that has been agreed to by both Parties, the Parties shall cooperate to remove the cause of such interruption as soon as practicable and restore the Points of Interconnection to normal operating conditions. Neither Party shall be responsible to the other for any damage or loss of revenue caused by such interruption.

2.03 Interruption of Operation. The Parties agree that either of them may interrupt synchronous operation through the Points of Interconnection if either determines that its facilities may be damaged due to excessive loadings, and such loadings may be reduced or alleviated by such interruption. If such interruption occurs, the Parties shall cooperate to remove the cause of such loadings as soon as practicable and restore the Points of Interconnection to normal operating condition. Neither Party shall be responsible to the other for damage or loss of revenue caused by such interruption.

The Parties further agree to study and negotiate the installation, ownership, and cost of any additional equipment necessary to effect a long-term solution to any such excessive loading herein described in the event either Party determines that this interconnection contributes to the excessive loading and requests such negotiation.

2.04 Maintenance of Equipment. The Parties shall each keep the lines, together with all associated equipment and appurtenances that are located on their respective sides of the Points of Interconnection, in a suitable condition of repair at all times, each at its own expense, in order that said lines will operate in a reliable and satisfactory manner and in order that reduction in the capacity of said lines will be avoided to the extent practicable.

2.05 New Interconnections. The Parties understand that each of their transmission systems is interconnected with the electric transmission systems of other electric utility companies and each has contracted for other such interconnections and may hereafter during the term of this Agreement desire to make additional interconnections with such companies or with other electric utility companies.
Each such additional interconnection with another electric utility system shall be discussed between the Parties and if, in the opinion of either Party, the establishment of such interconnection will cause unreasonable transfers of real power or reactive power through either system during normal parallel operations as a result of the proposed additional interconnection, before such additional interconnection is made, joint load studies shall be conducted to determine the effect such interconnection will have on the transmission systems of the Parties. If, as the result of such studies it is the reasonable opinion of a Party that the proposed additional interconnection would cause unreasonable transfers of real power or reactive power through the electric transmission system of such Party or otherwise impair the ability of such Party to carry out its own obligations, then the Party proposing such additional interconnection shall, before such proposed interconnection is placed in service:

     2.051 agree to compensate the other Party for the use of that portion of its facilities determined to be dedicated to the proposed additional interconnection;
     and/or

     2.052  install and/or remove such equipment as
     reasonably may be necessary to avoid such unreasonable transfers of power or reactive power; or

     2.053 abandon the establishment of such additional interconnection.


                         ARTICLE 3

                  SERVICES TO BE RENDERED


3.01 Interconnection Service Schedules. It is the purpose of the Parties to realize on an equitable basis, all benefits practicable to be effected through coordination in the operation and development of their respective systems. It is understood by the Parties that such benefits may be realized under the stated terms and conditions of the following interconnection services:

     3.011 Emergency Service. The furnishing of mutual emergency and standby assistance, in accordance with Service Schedule A annexed hereto.

     3.012 Energy Transfer. The transfer of electric energy through the transmission system of one Party for the benefit of the other, in accordance with Service
     Schedule B annexed hereto.

     3.013 Interchange Power. The interchange, sale, and purchase of energy to effect operating economies, in accordance with Service Schedule C annexed hereto.

     3.014 Short-Term Power. The sale and purchase of short-term electric power and energy available on the system of one Party and desired by the other Party, in accordance with Service Schedule D annexed hereto.

     3.015 Limited Term Power (Firm). The sale and purchase of limited term power and energy available on the system of one Party and desired by the other Party, in accordance with Service Schedule E annexed hereto;

     3.016 Diversity Power. The sale and purchase of diversity power and energy, in accordance with Service
     Schedule F annexed hereto.

3.02 Inasmuch as the specific services to be rendered in furtherance of such purpose will vary, and the terms and conditions applicable to such services may require modification from time to time while this Agreement is in effect, it is intended that, except as provided in Paragraph
3.05 below, such specific services and the terms and conditions applicable thereto be set forth in service schedules mutually agreed upon from time to time between the Parties. Such service schedules, until and unless changed by such mutual agreement, shall be those provided by Paragraph
3.03 below, each of which, while in effect, shall be deemed to be a part of this Agreement.

3.03 The respective service schedules shall be designated as follows:

       I. Service Schedule A - Emergency Service

      II. Service Schedule B - Energy Transfer

     III. Service Schedule C - Interchange Power

      IV. Service Schedule D - Short-Term Power

       V. Service Schedule E - Limited Term Power (Firm)

      VI. Service Schedule F - Diversity Power

Such service schedules as agreed upon between the Parties are attached hereto, made a part hereof, and marked Exhibits I, II, III, IV, V, and VI, respectively.
3.04 Price Protection. Except as provided in Section 4.2 of Service Schedule F, nothing in this Agreement shall require either Party to purchase power or energy from a third party and resell it to the other Party at a price less than the total cost of supplying such purchased power or energy.

3.05 Specific Short-Term Power Purchase. Wabash Valley hereby agrees to purchase from IPL and IPL agrees to provide to Wabash Valley, 100 megawatts of short-term power and energy beginning January 1, 1988 through December 31, 1988 at a demand rate of $.47/KW/week and an energy rate of IPL's Out-of-Pocket Costs plus 10%. In all other respects, such purchase and sale shall be in accordance with and subject to the terms and conditions of this Agreement and of Service Schedule D hereof.

3.06 Energy Scheduling. As a general practice, the receiving Party shall schedule energy deliveries on an hourly basis with the supplying Party by 12:00 o'clock Noon, E.S.T., of the day before such energy is to be delivered; thereafter, the supplying Party shall not be obligated to schedule energy deliveries until the next day; provided, however, that the Parties may schedule energy at such other times and upon such other conditions and/or make such changes in existing energy schedules as both Parties may agree upon in writing.


                         ARTICLE 4

                     SERVICE CONDITIONS


4.01 Control of System Disturbance. Each Party shall maintain and operate its system in accordance with sound operating practice so as to minimize the likelihood of disturbance originating in one system which might cause impairment to the service of the other system or of any system interconnected with the other system.

4.02 Control of Kilovar Exchange. It is intended that neither Party shall be obligated to deliver kilovars for the benefit of the other Party; also that neither Party shall be obligated to receive kilovars when to do so may introduce objectionable operating conditions on their respective systems. The Operating Committee shall be responsible for the establishment from time to time of operating procedures and schedules, in respect of carrying kilovar loads by one system for the other in order to secure adequate service and economical use of the facilities of both systems and in respect of proper charges, if any, for the use of facilities carrying kilovar loads. In discharging such duties the Operating Committee shall recognize that in the transmission and delivery of power and energy hereunder the carrying of kilovar loads by either Party, in harmony with sound engineering principles of transmission operation with interconnected systems, is subject to numerous variables contingent upon loading and operating conditions that my exist simultaneously on both systems. The operating procedures and schedules so set up by the Operating Committee shall be in accord with such principles and shall require each Party to carry kilovar loads at such times and in such amounts as will be equitable to both Parties.

4.03  Control of Unscheduled Power and Energy Deliveries.
The Paries shall exercise reasonable foresight in carrying out all matters related to the providing and operating of their respective electric power resources so as to minimize, to the extent practicable, deviations between actual and scheduled deliveries of electric power and energy between their systems. The Parties shall provide and install on their respective systems such communication and telemetering facilities as are essential to so minimize such deviations and, to avoid, to the extent practicable, deviations from scheduled deliveries, shall fully cooperate with each other and with third parties whose systems are directly or indirectly interconnected with the systems of the Parties and who of necessity, together with the Parties, must unify their efforts cooperatively to achieve effective and efficient interconnected operation. The Parties recognize, however, that, despite their best efforts to prevent it, unscheduled deliveries of electric energy from one Party to the other may occur. In such events, electric energy delivered hereunder shall be settled for either by the return of equivalent energy or by payment of the Out-of-Pocket Cost (such cost being at the Point or Points of Interconnection set forth in Paragraph 5.01 below, taking into account electrical losses incurred from the source or sources of such energy to said Point or Points) of electric energy delivered hereunder to the supplying Party plus ten percent of such cost. If equivalent energy is returned, it shall be returned at times when the load conditions of the Party receiving it are substantially equivalent to the load conditions of such party at the time the energy for which it is returned was delivered or, if such Party elects to have equivalent energy returned under different conditions, it shall be returned in such amounts, to be agreed upon by the Operating Committee, as will compensate such Party for the difference in conditions.


                         ARTICLE 5

       DELIVERY POINTS, METERING POINTS, AND METERING


5.01 Points of Interconnection.

     5.011 All electric energy delivered under this Agreement shall be of the character commonly known as three-phase sixty hertz energy and, except as otherwise provided in Paragraph 5.012 below, shall be delivered at the IPL established points of interconnection listed below ("Points of Interconnection"):

          Petersburg substation of IPL near Petersburg, Indiana
          Sunnyside substation of IPL near Oaklandon, Indiana Five Points substation of PSI in Five Points,
Indiana
          Whitestown substation of PSI in Whitestown, Indiana

     5.012 In addition to the Points of Interconnection, IPL has interconnections with Indiana & Michigan Electric Company, Southern Indiana Gas and Electric Company and Hoosier Energy Rural Electric Cooperative, Inc. (each such utility being hereinafter referred to as a "Third Party"). If Wabash Valley requests IPL to deliver energy under this Agreement to a Third Party, Wabash Valley shall be responsible for obtaining transmission agreements with such Third Party for the transmission and delivery of energy to a designated Third Party interconnection point for and on behalf of Wabash Valley; provided, that IPL shall not be responsible to Wabash Valley or such Third Party for such energy beyond such Third Party interconnection point. Wabash Valley shall provide in advance to IPL an information copy of each such transmission agreement and a copy of each PSI, IMPA and Third Party letters concurring with each of such transactions. In addition, Wabash Valley shall obtain IPL's consent in writing to such Third Party transaction, which consent shall not be unreasonably withheld.

5.02 Metering Points. Electric power and energy supplied under this Agreement shall be measured by suitable metering equipment, at the voltages and metering points specified below ("Metering Points") and at such other points, voltages, and ownership as may be agreed upon by the parties in a written amendment hereto:

     345 KV meters owned by IPL at the Petersburg substation of IPL.

     138 KV meters owned by IPL at the Petersburg substation of IPL.

     345 KV meters owned by IPL at the Sunnyside substation of IPL.

     138 KV meters owned by IPL at the Five Points substation of PSI.

     345 KV meters owned by IPL at the Whitestown substation of PSI.

5.03 Metering Equipment. Suitable metering equipment at the metering points provided in Paragraph 5.01 above shall include electric meters, potential and current transformers, and such other appurtenances as shall be necessary to give for each direction of flow the following quantities: a continuous automatic graphic record of both kilowatts and kilovars; an automatic record of the kilowatthours for each clock hour; and a continuous integrating record of the kilowatthours.

5.04 Measurement of Electric Energy. Measurement of electric energy under this Agreement shall be made by standard types of electric meters installed and maintained at the Metering Points. The timing devices of meters shall be synchronized as closely as practical. All meters shall be sealed, and the seals shall be broken only when the meters are to be tested or adjusted.

5.05 Access to Meters and Records.  Authorized
Representatives (hereinafter defined) of both Parties shall have reasonable access to the premises where the meters are located and to the records made by the meters.

5.06 Meter Testing. Each Party shall routinely test or have tested the above-referenced meters and shall maintain records of meter accuracy all in accordance with prudent utility practices. Each Party shall have the right, at its expense, to require that the other Party conduct a special test of its meters as soon as practicable; provided, that if such test shows the meter to be more than two percent (2%) inaccurate, the Party owning the meter shall bear the cost of such test. Representatives of both Parties shall be notified and afforded the opportunity to be present at all routine or special tests and whenever any readings are taken from meters not providing an automatic record. Both Parties shall be provided with a schedule of routine testing dates for metering equipment which measures transactions entered into pursuant to this Agreement.

5.07 Adjustments Due to Inaccuracies. If any metering equipment test discloses an inaccuracy exceeding two percent (2%), the energy account between the Parties shall be adjusted to correct for the inaccuracy disclosed over the shortest of the following periods; (i) for the six (6) month period immediately preceding the day of the test, or (ii) for the period that such inaccuracy may be determined to have existed, or (iii) if the last test took place within the immediately preceding six month period and the period of inaccuracy cannot be determined, for the period since the last test. Should the metering equipment fail to register, the amount of electric power and energy delivered shall be determined from the best available data.

5.08 Communication, Telemetering And Load Control Facilities. Each Party shall provide such communication, telemetering and load control facilities as are now or may hereafter be determined and agreed upon by the Parties as necessary for the proper and efficient interconnection operation of the Parties' systems.


                         ARTICLE 6

                   RECORDS AND STATEMENTS


6.01 Records. In addition to records of the metering provided for in Article 5 hereof, the Parties shall keep complete records as may be needed to substantiate a clear history of the various deliveries of electric energy made, and of the clock-hour integrated demands in kilowatthours delivered, by one Party to the other. In maintaining such records, the Parties shall effect such segregations and allocations of demands and electric energy delivered into classes representing the various services and conditions as may be needed to effect settlements under this Agreement.
All such records shall be retained by the Party keeping the records. A Party's records shall be available at all reasonable times for inspection by the other Party's
Representative and may be copied at such other Party's expense.

6.02 Statements. As promptly as practicable after the end of each calendar month, the Parties shall cause to be prepared a statement setting forth the electric power and energy transactions between the Parties during such month in such detail and with such segregations as may be needed for operating records or for settlements under this Agreement.


                         ARTICLE 7

          BILLINGS, PAYMENTS AND BILLING DISPUTES


7.01 All bills for amounts owed by one Party to the other shall be due and payable on the fifteenth (15th) day of the month next following the month in which the service was provided, or on the tenth (10th) day after receipt of a bill therefor, whichever is later. Interest on unpaid amounts shall accrue at the annual rate of five percent (5%) above the prime commercial lending rate established from time to time by Merchants National Bank and Trust Company of Indianapolis, Indiana (the "Prime Lending Rate") and is payable from the date the bill is due to the date of payment. The term "month" shall mean a calendar month for the purpose of settlements under this Agreement.

7.02 Billing Disputes. If either Party disputes the correctness of a bill, it will, nevertheless, pay the undisputed portion of such bill plus a minimum of one-half (1/2) of the disputed amount and shall submit to the other Party a written statement detailing the items disputed. If the Parties are unable to agree upon the disputed items, such items shall be submitted to the Operating Committee for decision. Should the Operating Committee be unable to reach a decision, the matter shall be submitted to the President of IPL and the General Manager of Wabash Valley for decision. Any refund or additional payment ordered by the Operating Committee or by the President of IPL and General Manager of Wabash Valley shall be subject to interest computed at the Prime Lending Rate existing at the time of the refund or additional payment plus five percent (5%), said interest to be calculated, in the case of a refund, from the date the amount to be refunded was paid to the date of the refund and, in the case of an additional amount ordered to be paid, from the original due date to the payment date.


                         ARTICLE 8

                    OPERATING COMMITTEE


8.01 Operating Committee Organization And Duties. To coordinate the operation of their respective generation, transmission and substation facilities in order that the advantages to be derived under this Agreement may be realized by the Parties hereto to the fullest extent practicable, the Parties shall establish a committee of authorized representatives to be known as the Operating Committee. Each Party shall designate in a writing delivered to the other Party, the person who is to act as its representative on the Operating Committee and each person who may serve as alternates whenever such representative is unable to act ("Representatives"). Each of such Representatives shall be persons familiar with the generation, transmission, and substation facilities of the system of the Party he or she represents, and each shall be fully authorized (i) to cooperate with the other Representatives and (ii) to determine and agree from time to time, in accordance with this Agreement and with any other relevant agreements then in effect between the Parties, upon the following:

     8.011 All matters pertaining to the coordination of the maintenance of generation and transmission facilities of the Parties.

     8.012 All matters pertaining to the control of time, frequency, energy flow, kilovar exchange, power factor, voltage, and other similar matters bearing upon the satisfactory synchronous operation of the systems of the Parties.

     8.013 Such other matters not specified herein in respect of which cooperation, coordination, and agreement as to quantity, time, method, terms and conditions are necessary to the efficient operation of the respective systems of the Parties, to the end that the intent and purpose of this Agreement shall be realized by the Parties to the fullest extent practicable.

8.02 Operating Committee Access. For the purpose of inspection and reading of meters, checking of pertinent records and related matters, the Representatives shall have the right of access at any reasonable time to all facilities and equipment of the Parties used or to be used in the performance of this Agreement.

8.03 Operating Committee Expenses. Each Party shall be responsible for the expenses of its members; provided that any expense jointly incurred by the Operating Committee in performing its duties shall be shared equally by the Parties.

8.04 Operating Committee Meetings. The Operating Committee shall meet at least annually at a time and place mutually agreed to by the Representatives. On request of any Representative, a special meeting shall be arranged not more than five working days after the request unless the Party requesting the meeting agrees to a later date. Attendance at the meetings shall not be limited to Representatives; however, the Parties recognize the practical necessity of limiting attendance of non-Representatives to those who are expected to take an active part on the agenda for a given meeting.

8.05 Agreement Not To Be Modified By Committee.  The
Operating Committee shall not have authority to modify any of the terms or conditions of this Agreement.

8.06 Change of Representatives. Each Party shall give prompt written notice to the other Party of any change in designation of its primary or alternate Representative on the Operating Committee.

8.07 Unresolved Disputes. If the Operating Committee shall be unable to take action on any matter to be acted upon by it under this Agreement because of a dispute between the Representatives as to such matter, then the matter shall be referred to the President of IPL and the General Manager of Wabash Valley.


                         ARTICLE 9

           CONTINUITY AND SUSPENSION OF SERVICE,
                 RELATIVE RESPONSIBILITIES


9.01 Continuity and Suspension of Service. Each Party shall exercise reasonable care and foresight to maintain continuity of service as provided in this Agreement, but neither Party shall be considered in Default (hereinafter defined) in respect of any obligation hereunder if prevented from fulfilling such obligation by reason of Force Majeure as defined in Article 11 below. In no event shall either Party be liable to the other Party for loss or damage arising from failure, interruption or suspension of service. Each Party reserves the right to suspend service without liability at such times and for such periods and in such manner as it deems advisable, including, without limitation, suspensions for the purpose of making necessary adjustments to, changes in, or repairs on, its facilities, and suspensions in cases where, in its sole opinion, the continuance of service to the other Party would endanger persons or property. Both Parties shall use their best efforts to provide each other with reasonable notice in the event of suspension of service.

9.02 Relative Responsibilities. Each Party assumes all responsibility for receipt and delivery of electricity on its system to and from its Points of Interconnection. Neither Party assumes any responsibility with respect to the construction, installation, maintenance or operation of the system of the other Party or of the systems of third parties, in whole or in part. Neither Party shall, in any event, be liable for damage or injury to any persons or property, whatsoever, arising, accruing or resulting from, in any manner, the receiving, transmission, control, use, application or distribution by the other Party of said electricity. Each Party shall use reasonable diligence to maintain its facilities in proper and serviceable condition, and shall take reasonable steps and precautions for maintaining the services agreed to be provided and received under this Agreement.


                         ARTICLE 10

                     TERM OF AGREEMENT


10.01 Effective Date. The effective date of this Agreement (the "Effective Date") shall be the date as of which all conditions precedent set forth in Paragraph 13.01 below have been satisfied. Such Effective Date shall be specified in a writing executed by both Parties. The Parties agree to use their best efforts to support and cooperate with each other to satisfy said conditions precedent.

10.02 Term. The term of this Agreement and of the annexed Service Schedules shall begin on the Effective Date and continue through December 31, 1997 (the "Initial Term"); thereafter, the Agreement and Service Schedules shall continue for successive terms of three (3) years each until terminated pursuant to notice given by either Party to the other or otherwise terminated under Paragraphs 18.01 or 19.03 below. Any notice of termination given hereunder shall be given in writing, at least two (2) years prior to the end of the Initial Term or any successive term, and may be delivered at any time after the Effective Date of this Agreement; provided, that this Agreement shall not be deemed to have terminated until all prior commitments for sales or purchases of power and energy under this Agreement have been fulfilled and all payments therefor have been made.


                         ARTICLE 11

                       FORCE MAJEURE


11.01 Force Majeure. The term "Force Majeure" shall mean any cause beyond the control of the Party invoking the Force Majeure, including, but not limited to, failure or threat of failure of facilities, equipment or fuel supply, ice, act of God, flood, earthquake, storm, fire, lightning, explosion, epidemic, war, civil war, invasion, insurrection, military or usurped power, act of the public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppage, other industrial disturbance or dispute, labor or material shortage, national emergency, sabotage, failure of contractors or suppliers of materials, inability to obtain or ship materials or equipment because of the effect of similar causes on suppliers or carriers, restraining by court order or other public authority or governmental agency, or action or non-action by, or failure to obtain the necessary authorizations or approvals from, or obtaining of the necessary authorizations or approvals only subject to unreasonable restrictions from, any governmental agency or authority, which by the exercise of due diligence such Party could not reasonably have been expected to avoid. Nothing contained herein shall be construed to require a Party to settle any strike, lockout, work stoppage or other industrial disturbance or dispute in which it may be involved or to take an appeal from any judicial, regulatory or administrative action. Any Party rendered unable to fulfill any of its obligations under this Agreement by reason of Force Majeure shall exercise due diligence to remove such inability with all reasonable dispatch. In the event either Party is unable, in whole or in part, to perform any of its obligations by reason of Force Majeure the obligations of the Party relying thereon, insofar as such obligations are affected by such Force Majeure, shall be suspended during the continuance thereof but no longer. The Party invoking the Force Majeure shall specifically state the full particulars of the Force Majeure and the time and date when the Force Majeure occurred. Notices given by telephone under the provisions of this Article shall be confirmed in writing as soon as reasonably possible. When the Force Majeure ceases, the Party relying thereon shall give immediate notice thereof to the other Party. This agreement shall not be terminated by reason of Force Majeure but shall remain in full force and effect.


                         ARTICLE 12

                          DEFAULT


12.01 Default Defined. As used herein, "Default" shall mean the failure of a Party to make any payment or perform any obligation at the time and in the manner required by this Agreement, except where such failure to discharge obligations (other than the payment of money) is the result of Force Majeure. Failure to make any payment in the time and manner required by this Agreement shall not be excused as a Default by payment of late charges except with respect to a Default cured in accordance with the provisions in Paragraph 12.02 below.

12.02 Remedies for Default. Upon failure of a Party to make a payment or perform an obligation required hereunder, the other Party shall give written notice of Default to the Defaulting Party. The Defaulting Party shall have thirty
(30) days within which to cure the Default. If a Default is not cured within such period, the Party not in Default, at its option, may, in addition to all other rights and remedies available at law, in equity or under any other provision of this Agreement: (i) give notice to the Defaulting Party of its intention to cure the Default and to take such steps as such Party deems necessary to cure the Default, or (ii) suspend this Agreement for a period of 6 months, after which this Agreement shall automatically terminate. The Defaulting Party shall, in any event, pay to the other Party the total of all additional costs reasonably incurred by the Party as a result of such Default and/or the curing of such Default, including reasonable attorneys' fees, money reasonably paid to others, the reasonable equivalent in money for services or property obtained, and any other costs reasonably incurred by such non-Defaulting Party in attempting to remedy such Default, together with interest on the total of such costs at the per annum rate of five (5) percent above the Prime Lending Rate. This provision is not intended as a liquidated damages provision or to limit liability in any way, and the Party not in Default may also maintain such other actions for damages as may be provided by law, in equity or under this Agreement.


                         ARTICLE 13

           CONDITIONS PRECEDENT TO EFFECTIVENESS
                OF AGREEMENT AND AMENDMENTS


13.01 Conditions Precedent. The Effective Date of this Agreement is conditional upon the approval by the United States Bankruptcy Court having jurisdiction over the property and operations of Wabash Valley and the approval or acceptance of this Agreement by FERC and any other regulatory authority or other governmental agency having jurisdiction. If any of the terms and conditions of this Agreement are altered or made impossible of performance by order, rule, or regulation of said Court or of any such regulatory agency and, as a result, the Parties hereto are unable to agree upon a modification of such terms and conditions that will satisfy such order, rule or regulation, then neither Party shall be liable to the other for failure thereafter to comply with such terms and conditions; provided, that if either Party deems that the impossibility of such performance results in a substantial loss of the benefits to be derived from this Agreement, this Agreement may be terminated forthwith upon notice.

13.02 Cooperation With FERC Filing. Both Parties recognize and agree that this Agreement must be filed with the FERC, and both Parties agree to jointly request acceptance for filing of this Agreement without suspension by the FERC. In this connection, both Parties agree that each of them will execute any and all documents, duly authorize all officers or agents as necessary, and do all other things necessary and appropriate to secure acceptance for filing of this Agreement, including the terms and conditions and the initial rates and charges hereof, by the FERC without suspension, or change or modification in the terms hereof.

13.03 Amendments. Except as otherwise provided in Paragraph 19.02 below or in the provisions of the Service Schedules, this Agreement may be amended only by mutual agreement of the Parties, which amendment shall be in writing and shall become effective upon satisfaction of the above Conditions Precedent applicable thereto.


                         ARTICLE 14

        INDEMNIFICATION AND LIMITATION OF LIABILITY


14.01     Limitation of Liability.  In no event shall one
Party be liable to the other Party for any indirect, special, incidental or consequential damages with respect to any claim arising out of this Agreement.

14.02 Indemnification Clause. Each Party shall indemnify, defend and hold harmless the other Party from and against any liability, loss, cost, damage and expense because of injury or damage to persons or property resulting from, or arising out of the use of its own facilities or the production or flow of electric energy by and through its own facilities, except when such injury or damage is due to the sole negligence of the other Party. In addition, each Party shall hold the other Party harmless for any taxes, licenses, permits, fees, penalties, or fines assessed against one Party upon any of the property of such Party located on the premises of the other Party.

14.03 Each Party shall be responsible for its own compliance with all applicable environmental regulations, and each Party shall hold the other Party harmless from any liability, loss, cost or expense arising out of, and shall bear all costs arising from, its failure to comply with such environmental regulations.


                         ARTICLE 15

                           TAXES


15.01 If at any time during the term of this Agreement there should be levied or assessed against either of the Parties any direct taxes by any taxing authority on the power and/or energy generated, purchased, sold, transmitted, interchanged, or exchanged under this Agreement, which taxes are in addition to or different from the forms of direct taxes being levied or assessed on the date of this Agreement and such direct taxes results in increasing the cost to either or both Parties of carrying out the provisions of this Agreement, then the rates and charges for such power and/or energy furnished hereunder shall be increased automatically to the extent necessary to make adequate and equitable allowance for such taxes.


                         ARTICLE 16

                          WAIVERS


16.01 Any waiver by either Party of its rights under this Agreement, shall not be deemed a waiver with respect to any rights that subsequently accrue. Any delay, less than the statutory period of limitations, in asserting or enforcing any rights under this Agreement, shall not be deemed a waiver of such rights.


                         ARTICLE 17

                         INSURANCE


17.01 Insurance. Each Party shall be responsible for the procurement and maintenance of its own property, casualty and third-party liability insurance to adequately protect its personnel and property and to cover its liabilities and responsibilities under this Agreement.


                         ARTICLE 18

                         ASSIGNMENT

18.01 Assignment of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties and, insofar as permitted by law, on any trustee appointed for a Party under the United States Bankruptcy Code; and this Agreement may not be assigned by either Party, without the written consent of the other Party. In the event either Party is liquidated or dissolved as a corporation or otherwise terminates its business operations, this Agreement shall become null and void and all obligations under this Agreement and the Service Schedules, except financial obligations incurred prior to such event shall cease upon the date of such event.


                         ARTICLE 19

                       MISCELLANEOUS


19.01 Prudent Utility Practices. The Parties shall discharge all obligations under this Agreement in accordance with prudent utility practices.
19.02 Change in Rates. Nothing herein shall be construed as affecting in any way the right of Wabash Valley to unilaterally make a change in rates or charges applicable to the furnishing of service by Wabash Valley under this Agreement provided such change is approved by appropriate state and/or federal regulatory authority. Nothing contained herein shall be construed as affecting in any way the right of IPL in furnishing service under these rate schedules to unilaterally make application to the FERC for a change in rates under Section 205 of the Federal Power Act and pursuant to the FERC's Rules and Regulations promulgated thereunder.

19.03 No Partnerships; Tax Matters. Notwithstanding any provision of this Agreement to the contrary, the Parties do not intend to create hereby any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit, and any construction of this Agreement to the contrary which has an adverse tax effect on either Party shall render this Agreement null and void from its inception.

19.04 Survivorship Of Certain Obligations. Notwithstanding Paragraph 19.03 above, the voidance of this Agreement shall not discharge any Party from any obligation it owes to the other Party under this Agreement by reason of any transaction, loss, cost, damage, expense or liability which shall have occurred or arisen after the Effective Date of this Agreement, but prior to such voidance. It is the intent of the Parties that should this Agreement be voided under Paragraph 19.03 above, the satisfaction of any such obligation and the provisions for indemnification and limited liability of Article 14 above shall constitute a separate agreement between the Parties that is severable from this Agreement and, as such, shall remain in full force and effect for actions that occurred prior to the voidance of this Agreement.

19.05 Computation of Time. In computing any period of time prescribed or allowed by this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall be excluded but the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next business day which is not a Saturday, Sunday, or legal holiday.

19.06 Section Headings Not To Affect Meaning. The descriptive headings of the Articles and paragraphs of this Agreement have been inserted for convenience only and shall not modify or restrict any of the terms and provisions thereof.


                         ARTICLE 20

                          NOTICES


20.01 Notices Relating to Provisions of this Agreement. Any notice, demand or request made by a Party to the other Party pursuant to any provision of this Agreement shall be made in writing and shall be delivered in person, by prepaid telegram or by registered or certified mail to the named officer of the Party at the address listed below; provided, that either Party may, from time to time, change such designated officer or the address thereof by giving written notice of such change to the other Party.

     TO IPL:

          President
          Indianapolis Power & Light Company
          P. O. Box 1595B
          Indianapolis, IN  46206
     TO Wabash Valley:

          General Manager
          Wabash Valley Power Association, Inc.
          722 North High School Road
          P. O. Box 24700
          Indianapolis, IN  46224

20.02 Notices Of An Operating Nature. Any notice, request or demand pertaining to matters of an operating nature may be served in person or by United States mail, messenger, telephone, or telegraph, as circumstances dictate, to a Representative; provided, that should the same not be written, confirmation thereof shall be made in writing as soon as practicable thereafter, upon request of the Party being served.


                         ARTICLE 21

        GOVERNING LAW AND CONSTRUCTION OF AGREEMENT


21.01 This Agreement shall be governed by and construed according to the laws of the State of Indiana.


                         ARTICLE 22

             ENTIRE AGREEMENT CONTAINED HEREIN


22.01 This is the entire agreement between the Parties and no oral or other written representations shall have the affect of amending or modifying this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers and their respective corporate seals to be hereunto affixed as of the date first above written.

                              INDIANAPOLIS POWER & LIGHT
COMPANY



                              By    /s/ Robert W. Hill
                                 Robert W. Hill, President
and
                                 Chief Operating Officer

ATTEST:



By    /s/ Marcus E. Woods
   Marcus E. Woods, Vice President,
   Secretary and General Counsel


                              WABASH VALLEY POWER
ASSOCIATION,
                              INC.



                              By    /s/ Edwin G. Beucler
                                 Edwin G. Beucler, President

ATTEST:



By:     /s/ Joe R. Clem
     Joe R. Clem, Secretary
                                                  EXHIBIT I


                     SERVICE SCHEDULE A

                     EMERGENCY SERVICE


Under Interconnection Agreement dated October 7, 1987 between
           Indianapolis Power & Light Company and
  Wabash Valley Power Association, Inc. (the "Agreement")


SECTION 1 - DEFINITIONS

1.1 The meaning of the terms used herein shall be the same as those used in the Agreement.

SECTION 2 - DURATION

2.1 This Service Schedule shall become effective as of the Effective Date of the Agreement and shall continue in effect throughout the duration of the Agreement.

SECTION 3 - SERVICES TO BE RENDERED

3.1 In the event of a breakdown or other emergency in or on the system of either Party involving either sources of power or transmission facilities, or both, which impair or jeopardize the ability of a Party suffering the emergency to meet the loads of its system, the other Party shall deliver the electric energy ("Emergency Energy") that such Party requests; provided, however, that a Party shall not be obligated to deliver such energy which it, in its sole judgment, cannot deliver without interposing a hazard to or economic burden upon its operations or without impairing or jeopardizing the other load requirements of its system; and provided further, that neither Party shall be obligated to deliver electric energy to the other Party: (a) for a period in excess of forty-eight consecutive hours during any single emergency, or (b) when it is delivering electric energy under another (other) mutual emergency interchange agreement(s), or
(c) at any time that delivery of emergency energy will impair its own system's ability to meet its load.

SECTION 4 - COMPENSATION

4.1 Emergency Energy delivered under Section 3 above that is generated by the supplying Party shall be settled for either by the return of equivalent Energy or, at the option of the Party that supplied such Energy, by payment of the greater of 110 percent of the Out-of-Pocket Costs of supplying such Energy or 30 mills per kilowatthour thereof.

4.2 Emergency Energy delivered under Section 3 above that is purchased by the supplying party from another interconnected system which is not a signatory to this Agreement ("Third
Party") at the request of the receiving party shall be settled for as follows:


     4.21 When IPL is the supplying party, a payment of 100 percent of the amount paid to such Third Party plus up to 3.46 mills per kilowatthour (consisting of up to 2.46 mills per kilowatthour for a transmission charge and 1 mill per kilowatthour for difficult to quantify energy related costs) plus any transmission losses.

     4.22 When Wabash Valley is the supplying party, a payment of 100 percent of the amount paid to such third party plus 2.0 mills per kilowatthour plus any transmission losses.

4.3 If the supplying Party opts to receive equivalent energy for Emergency Energy delivered, such equivalent energy shall be returned at times when the load conditions of the Party originally supplying Emergency Energy are substantially equivalent to the load conditions of such Party existing at the time the Emergency Energy was delivered or, if such Party elects to have equivalent energy returned under different conditions, it shall be returned in such amounts and at such times as the Operating Committee agrees will compensate the original supplying Party for the difference in conditions.
                                                  EXHIBIT II


                     SERVICE SCHEDULE B

                      ENERGY TRANSFER


Under Interconnection Agreement dated October 7, 1987 between
           Indianapolis Power & Light Company and
  Wabash Valley Power Association, Inc. (the "Agreement")


SECTION 1 - DEFINITIONS

1.1 The meaning of the terms used herein shall be the same as those used in the Agreement.

SECTION 2 - DURATION

2.1 This Service Schedule shall become effective as of the Effective Date of the Agreement and shall continue in effect throughout the duration of the Agreement.

SECTION 3 - TRANSFER ARRANGEMENT

3.1 In carrying out the interconnected operation of their respective systems as provided for under the Agreement, energy being received by a portion of one Party's system from another portion of its system or from the system of another interconnected company, or energy being delivered by a portion of one Party's system to another portion of its system or to the system of another interconnected company, may flow over the transmission facilities of the other Party as a natural result of the physical and electrical characteristics of the interconnected network of transmission lines to which the Parties are connected. Such flow of energy may occur during periods of emergency caused by the failure of either sources of power or transmission facilities, or both. In respect to such flow of energy (hereinafter called "Energy Transfer") the Parties agree as follows:

     3.11 Such Energy Transfer over their respective transmission facilities shall be permitted whenever such transfer occurs; provided, that such Energy Transfer shall not be of such magnitude or duration as to affect adversely, or jeopardize the ability of, the Party over whose system such Energy Transfers occur, to render proper service to its customers, and to render or accept service to or from companies with which it now has, or at any time hereafter may have, contractual arrangements for the interchange of power or energy.

     3.12 The Parties recognize that in carrying out the provisions of this Service Schedule, the Energy Transfer either during periods when conditions of system operation are normal or during periods of emergency, or both, may eventually require the installation of additional transmission facilities in order that such Energy Transfer may be properly controlled to the end that the ability of the Party over whose system such Energy Transfer occurs to meet its own requirements, as described under 3.11 above, is not affected adversely or jeopardized. In the event the need for such additional transmission facilities becomes apparent to either of the Parties during the duration of this Service Schedule, upon written notice given by either Party to the other Party and as soon as practicable following such notice, the Parties shall jointly reexamine conditions relating to Energy Transfer. In such reexamination, if called for, the Parties shall agree upon such additional transmission facilities as may be required to be installed, if any, and upon an equitable basis for bearing the cost of installing, maintaining and operating such facilities, if installed.

SECTION 4 - POWER AND ENERGY ACCOUNTING

4.1 The Parties recognize that Energy Transfer as described under Section 3 above, except for such amounts of electrical losses as may be incurred because of such Energy Transfer, is the simultaneous acceptance and delivery of like amounts of power and energy by and from the system of the Party over whose system such transfer occurs. Power and energy associated with Energy Transfer, including electrical losses associated therewith, shall be accounted for each clock-hour as provided for under Article 6 of the Agreement. Proper consideration to such electrical losses will be in accordance with the manner agreed upon by the Operating Committee. It is understood by the Parties, however, that such electrical losses resulting from Energy Transfer, to be taken as losses over and above the losses prevailing under basic conditions agreed upon by the Parties, shall be supplied simultaneously by the Party for whom the Energy Transfer is being made. The Parties agree that initially such basic conditions will be established as those that exist when the scheduled net delivery between the systems of the Parties and between their respective systems and the systems of other interconnected companies, is zero kilowatts. It is further understood that, from time to time, conditions may require the establishment of different basic conditions for such purpose. Either Party by written notice given to the other Party may call for a prompt reexamination and reconsideration of matters pertinent to the establishment of said basic conditions, whenever such reexamination appears to be warranted, and the Parties will thereupon agree to effect such changes in the basic conditions, if any, that will equitably compensate the Parties for such losses. Should such reexamination be required, a statement will be prepared by the Parties which shall include in detail the amounts of energy delivered and received by the Parties that are associated with Energy Transfer and the amounts of electrical losses associated therewith.
                                                  EXHIBIT III

                     SERVICE SCHEDULE C

                     INTERCHANGE POWER


Under Interconnection Agreement dated October 7, 1987 between
           Indianapolis Power & Light Company and
  Wabash Valley Power Association, Inc. (the "Agreement")


SECTION 1 - DEFINITIONS

1.1 The meaning of the terms used herein shall be the same as those used in the Agreement.

SECTION 2 - DURATION

2.1 This Service Schedule shall become effective as of the Effective Date of the Agreement and shall continue in effect throughout the duration of the Agreement.

SECTION 3 - SERVICES TO BE RENDERED

3.1 Economy Energy. Either Party may arrange to purchase from the other Party electrical energy ("Economy Energy") when it is possible to effect a saving thereby and, when, in the sole judgment of the supplying Party, such energy is
available.   Prior to each Economy Energy transaction, the
amount of energy, the time of its delivery, and the compensation therefore shall be determined by the Parties. Compensation so determined by the Parties shall not be subject to later review or adjustment. In the event conditions arise during such scheduled period which cause the delivery of Economy Energy to become burdensome to the supplying Party, said Party has the right to request the receiving Party to reduce the amount of such energy to any quantity specified. Receipt or delivery of Economy Energy may also be arranged with other interconnected systems not Parties to this Agreement.

3.2 Non-Displacement Energy. It is recognized that occasions will arise when transactions under subsection 3.1 above will be impracticable although a Party may have electric energy (herein called "Non-Displacement Energy") which it is willing to make available from surplus capacity from its own system or from outside sources, or both and which can be utilized advantageously for short intervals by the other Party. In such event, the Party desiring such receipt of energy shall notify the other Party of the extent to which it desires to obtain Non-Displacement Energy, and if the other Party, in its sole judgment, determines that Non-Displacement Energy is available, schedules providing the periods and extent of use shall be mutually agreed upon. Neither Party shall be obligated to make any Non-Displacement Energy available to the other.

SECTION 4 - COMPENSATION

ECONOMY ENERGY

4.1 The charge for Economy Energy purchased by either Party from the other Party shall be based on the principle that the Party purchasing it shall pay the Out-of-Pocket Cost of the Party supplying such Energy and that the resulting savings to the receiving Party shall be equally shared by the supplying and receiving Parties.

4.2 When Economy Energy is obtained from or delivered to a system interconnected with either of the Parties which is not a signatory to the Agreement ("Third Party"), payments among the participants in such a transaction shall be based on the Out-of-Pocket Costs of the supplying Party or Third Party providing the Energy and an allocation of the gross savings, which are defined as the difference between (1) what the Out-of-Pocket Costs of the receiving Party or Third Party would have been to generate such Energy, and (2) the Out-of-Pocket Costs of the supplying Party or Third Party providing the Energy. Such allocation shall be made as provided in Subsections 4.21 and 4.22 herein below.

     4.21 The transmitting party shall be paid (A) its cost of purchasing the Energy supplied, plus (B) its costs of additional transmission losses plus (C) the following:

          (1)  When IPL is such transmitting party:

               The greater of (i) fifteen percent of the gross savings remaining after deducting all such payments for transmission losses or (ii) an amount not to exceed 3.46 mills per kilowatthour of Energy received for transmission.

          (2)  When Wabash Valley is such transmitting party:

               The greater of (i) fifteen percent of the gross savings remaining after deducting all such payments for transmission losses or (ii) an amount not to exceed 2.0 mills per kilowatthour of Energy received for transmission.

     4.22 The supplying Party or Third Party shall be paid its Out-of-Pocket Costs of providing the Energy, plus one-half of the gross savings remaining after deducting all payments made under Subsection 4.21 (B) and (C). The receiving Party or Third Party shall pay an amount which will provide it with the other one-half of the gross savings remaining after deducting all payments made under Subsection 4.21 (B) and (C).

NON-DISPLACEMENT ENERGY

4.3 Non-Displacement Energy delivered hereunder that is generated by the supplying Party's system shall be settled for either by the return of equivalent Energy or, at the option of the supplying Party, by payment of the Out-of-Pocket Costs of the supplying Party in generating such Energy plus ten percent of such cost. If equivalent Energy is returned, it shall be returned at times when the load conditions of the Party receiving it are equivalent to the load conditions of such Party at the time the energy in exchange for which it is returned was delivered or, if such Party elects to have equivalent Energy returned under different conditions, it shall be returned in such amounts, to be agreed upon by the Operating Committee, as will compensate for the difference in conditions.

4.4 Non-Displacement Energy delivered under Subsection 3.2 above that is purchased by the supplying party from another interconnected system which is not a signatory to this Agreement ("Third Party") at the request of the receiving party shall be settled for as follows:

     4.41 When IPL is the supplying party, a payment of 100 percent of the amount paid to such Third Party, plus up to 3.46 mills per kilowatthour (consisting of up to 2.46 mills per kilowatthour for a transmission charge and 1 mill per kilowatthour for difficult to quantify energy related costs) plus any transmission losses.

     4.42 When Wabash Valley is the supplying party, a payment of 100 percent of the amount paid to such Third
     Party plus 2.0 mills per kilowatthour plus any transmission losses.
                                                  EXHIBIT IV


                     SERVICE SCHEDULE D

                      SHORT TERM POWER


Under Interconnection Agreement dated October 7, 1987 between
           Indianapolis Power & Light Company and
  Wabash Valley Power Association, Inc. (the "Agreement")


SECTION 1 - DEFINITIONS

1.1 The meaning of the terms used herein shall be the same as those used in the Agreement.

SECTION 2 - DURATION

2.1 This Service Schedule shall become effective as of the Effective Date of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 3 - SERVICES TO BE RENDERED

3.1 Either Party, by giving the other Party sufficient notice, may reserve for periods of one or more days or weeks, such electric power (herein called "Short Term Power") as the supplying Party at that time may have and is willing to supply as Short Term Power. The Party asked to supply Short Term Power shall be the sole judge as to the amounts and periods that it has electric power available that may be reserved by the other Party as Short Term Power. As used herein, the term "week" shall mean any seven consecutive days.

3.2 The Party desiring to reserve Short Term Power shall specify in a notice to the other Party the number of kilowatts and the period for which it desires to reserve such power and the desired delivery schedule for such power. The supplying Party shall promptly acknowledge receipt of such notice and, shall signify the extent of its ability and willingness to supply power in accordance with the provisions of such notice. Any such notice or acknowledgement thereof initially may be given orally; however if requested by either Party, it shall be confirmed in writing and such confirmation shall be forwarded not later than the third day following the day such oral notice is given, excluding Saturdays, Sundays and holidays.

3.3 During the period that Short Term Power has been reserved as provided in Section 3.2 above, the supplying Party shall deliver upon call electric energy (herein called "Short Term Energy") to the other Party at the Point or Points of Interconnection set forth in Section 5.01 of the Agreement in the amounts not to exceed the number of kilowatts reserved. However, in the event conditions arise during such period which could not have been reasonably foreseen and such conditions would cause the delivery of said power to be burdensome to the supplying Party, such Party shall have the right to request the other Party to reduce for any portion of such period the amount of Short Term Energy being taken to that amount specified by the supplying Party. The purchasing Party shall promptly comply with such requirements of the supplying Party.

SECTION 4 - COMPENSATION

4.1 The Party reserving Weekly or Daily Short Term Power shall pay the supplying Party the following demand charges:

     4.11 WEEKLY SHORT TERM POWER

     (a) When IPL is the supplying Party, Wabash Valley shall pay IPL for Weekly Short Term Power at the rate of up to $1.05 per kilowatt reserved per week.
     (b) When Wabash Valley is the supplying Party, IPL shall pay Wabash Valley for Weekly Short Term Power at the rate of up to $1.05 per kilowatt reserved per week.

     (c) In the event the amount of Weekly Short Term Power reserved is reduced upon notice from the supplying Party, the demand charge for each day during which any such reduction is in effect shall be reduced by one-sixth (1/6) of the supplying Party's weekly demand rate per kilowatt for each kilowatt of reduction but not more than the rate agreed upon for each kilowatt per week.

     4.12 DAILY SHORT TERM POWER

     (a) When IPL is the supplying Party, Wabash Valley shall pay IPL for Daily Short Term Power at the rate of up to $.21 per kilowatt reserved per day.

     (b) When Wabash Valley is the supplying Party, IPL shall pay Wabash Valley for Daily Short Term Power at the rate of up to $.21 per kilowatt reserved per day.

     (c) In the event the amount of Daily Short Term Power reserved is reduced upon notice from the supplying
     Party, the demand charge per kilowatt for each day during which any such reduction is in effect shall be waived for each kilowatt of reduction.

     4.13 THIRD PARTY WEEKLY SHORT TERM POWER

     (a) For any week that Weekly Short Term Power is reserved by IPL for and at the request of Wabash Valley from a Third Party, such Short Term Power shall be supplied at the rate of up to $.295 per kilowatt reserved per week plus the demand charge paid therefor by IPL to the Third Party.

     (b) For any week that Weekly Short Term Power is reserved by Wabash Valley for and at the request of IPL from a Third Party, such Short Term Power shall be supplied at the rate of $.12 per kilowatt reserved per week plus the demand charge paid therefor by Wabash Valley to the Third Party.

     (c) In the event the amount of Weekly Short Term Power reserved from a Third Party is reduced upon the request of the Third Party, the demand charge for each day during which such reduction is in effect shall be reduced by the amount by which the demand charge payable by the supplying Party is reduced under its Agreement with such Third Party plus, in the case of Power reserved by IPL, one-sixth of the rate per kilowatt agreed to under Paragraph (a) of this Section 4.13 for each kilowatt of reduction each day; but not more than the rate agreed upon for each kilowatt per week; and, in the case of Power reserved by Wabash Valley, one-sixth of the rate per kilowatt stated in Paragraph (b) of this
     Section 4.13 for each kilowatt of reduction each day; but not more than the rate agreed upon for each kilowatt per week.

     4.14 THIRD PARTY DAILY SHORT TERM POWER

     (a) For any day that Short Term Power is reserved by IPL for and at the request of Wabash Valley from a Third Party, such Short Term Power shall be supplied at the rate of up to $.059 per kilowatt reserved per day plus the demand charge paid therefor by IPL to the Third Party.

     (b) For any day that Short Term Power is reserved by Wabash Valley for and at the request of IPL from a Third Party, such Short Term Power shall be supplied at the rate of $.02 per kilowatt reserved per day plus the demand charge paid therefor by Wabash Valley to the Third Party.

     (c) In the event that the amount of Daily Short Term Power reserved from a Third Party is reduced upon the request of the Third Party, the demand charge for such Power shall be reduced by the amount by which the demand charge payable by the supplying Party is reduced by the Third Party.

4.2 The reserving Party shall pay the supplying Party for all Weekly or Daily Short Term Energy delivered at the following rates:

     (a) For each kilowatthour that is generated by the supplying Party's system, 100 percent of the Out-of-
     Pocket Costs of supplying Short Term Energy called for during such period, plus 10 percent of such costs.

     (b) For each kilowatthour purchased by IPL from a Third Party in order to supply the Short Term Energy called for during such period, 100 percent of the amount of the Energy charge paid therefor by IPL plus 1 mill per kilowatthour plus any transmission losses.

     (c) For each kilowatthour purchased by Wabash Valley from a Third Party in order to supply the Short Term Energy called for during such period, 100 percent of the amount of Energy charge paid therefor by Wabash Valley plus 1 mill per kilowatthour plus any transmission losses.
                                                  EXHIBIT V


                     SERVICE SCHEDULE E

                 LIMITED TERM POWER (FIRM)


Under Interconnection Agreement dated October 7, 1987 between
           Indianapolis Power & Light Company and
  Wabash Valley Power Association, Inc. (the "Agreement")


SECTION 1 - DEFINITIONS

1.1 The meaning of the terms used herein shall be the same as those used in the Agreement.

SECTION 2 - DURATION

2.1 This Service Schedule shall become effective as of the Effective Date of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 3 - SERVICES TO BE RENDERED

3.1 Either Party, by giving the other Party notice, may reserve for periods of not less than one (1) nor more than twelve (12) months, such electric power [herein called "Limited Term Power (Firm)"] as the other Party may be willing to make available as Limited Term Power (Firm). The Party asked to supply Limited Term Power (Firm) shall be the sole judge as to the amounts and periods that it has electric power available that may be reserved by the other Party as Limited Term Power (Firm).

     3.11 To reserve Limited Term Power (Firm) the Party desiring such power shall specify in its notice to the supplying Party the number of kilowatts and the period for which it desires to so reserve such power. The supplying Party shall signify the extent of its ability and willingness to comply with the provisions of such notice. Any notice or any acknowledgement of such notice that initially may be given orally shall be confirmed thereafter in writing.

     3.12 During each period that Limited Term Power (Firm) has been reserved as provided, the supplying Party shall deliver upon call electric energy [herein called Limited Term Energy (Firm)] to the other Party at the Point or Points of Interconnection set forth in Section 5.01 of
     Article 5 of the Agreement in any amount up to and including the number of kilowatts reserved. However, in the event conditions arise during such period which could not have been reasonably foreseen at the time said power was reserved and such conditions would cause the delivery of Limited Term Energy (Firm) to be burdensome to the supplying Party, the supplying Party may, upon notice to the reserving Party, reduce or interrupt the delivery of such energy to preserve the integrity of, or to prevent or limit any instability on, its system.

     3.13 The Limited Term Power (Firm) billing demand for any period shall be taken as equal to the number of kilowatts reserved as Limited Term Power (Firm) for such period.

SECTION 4 - COMPENSATION

4.1 The Party reserving Limited Term Power (Firm) shall pay the supplying Party the following demand charges:

     4.11 MONTHLY LIMITED TERM POWER (FIRM)

     (a) When IPL is the supplying Party, Wabash Valley shall pay IPL for Monthly Limited Term Power (Firm) at the rate of up to $5.50 per kilowatt reserved per month.
     (b) When Wabash Valley is the supplying Party, IPL shall pay Wabash Valley for Monthly Limited Term Power
     (Firm) at the rate of up to $9.43 per kilowatt reserved per month.

     (c) In the event the amount of Monthly Limited Term Power (Firm) taken is reduced upon notice from the supplying Party, the demand charge for each day during which any such reduction is in effect shall be reduced by one-twentieth (1/20) of the supplying Party's monthly demand rate per kilowatt for each kilowatt of reduction but not more than the rate agreed upon for each kilowatt per month.

     4.12 THIRD PARTY LIMITED TERM POWER (FIRM)

     (a)  For any month that Monthly Limited Term Power
     (Firm) is reserved by IPL for and at the request of Wabash Valley from a Third Party, such Monthly Limited Term Power (Firm) shall be supplied at the rate of up to $1.28 per kilowatt reserved per month plus the demand charge paid therefor by IPL to the Third Party.

     (b)  For any month that Monthly Limited Term Power
     (Firm) is reserved by Wabash Valley for and at the request of IPL from a Third Party, such Monthly Limited Term Power (Firm) shall be supplied at the rate of up to $1.20 per kilowatt reserved per month plus the demand charge paid therefor by Wabash Valley to the Third Party.

     (c) In the event the amount of Monthly Limited Term Power (Firm) reserved from a Third Party is reduced upon the request of the Third Party, the demand charge for each day during which reduction is in effect shall be reduced by the amount by which the demand charge payable by the supplying Party is reduced under its Agreement with such Third Party plus, in the case of Power reserved by IPL one-thirtieth (1/30) of the rate per kilowatt agreed to under Paragraph (a) of this Section
     4.12 for each kilowatt of reduction each day; but not more than the rate agreed upon for each kilowatt per month; and, in the case of Power reserved by Wabash Valley, one-thirtieth (1/30) of the rate per kilowatt agreed to under Paragraph (b) of this Section 4.12 for each kilowatt of reduction each day; but not more than the rate agreed upon for each kilowatt per week.

4.2 The reserving Party shall pay the supplying Party for all Limited Term Energy (Firm) delivered at the following rates:

     (a) For each kilowatthour that is generated by the supplying Party's system, 100 percent of the Out-of-
     Pocket Costs of supplying Limited Term Energy (Firm) called for during such period, plus 10 percent of such costs.

     (b) For each kilowatthour purchased by IPL from a third Party in order to supply the Limited Term Energy called for during such period, 100 percent of the amount of the Energy charge paid therefor by IPL plus 1 mill per kilowatthour plus any transmission losses.

     (c) For each kilowatthour purchased by Wabash Valley from a Third Party in order to supply the Limited Term Energy (Firm) called for during such period, 100 percent of the amount of the Energy charge paid therefor by Wabash Valley plus 1 mill per kilowatthour plus any transmission losses.
                                                  EXHIBIT VI


                     SERVICE SCHEDULE F

                      DIVERSITY POWER


Under Interconnection Agreement dated October 7, 1987 between
           Indianapolis Power & Light Company and
  Wabash Valley Power Association, Inc. (the "Agreement")


SECTION 1 - DEFINITIONS

1.1 The meaning of the terms used herein shall be the same as those used in the Agreement.

SECTION 2 - DURATION

2.1 This Service Schedule shall become effective as of the Effective Date of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 3 - DIVERSITY POWER

3.1 From time to time, because of differences in load patterns a Party may have excess capacity during one Seasonal Load Period at the same time the other Party is experiencing its peak load season. At such time it may be to the Parties' mutual advantage to schedule an exchange of certain portions of any such excess capacity. Such capacity shall be termed and is herein called "Diversity Power".

     3.11 Seasonal Load Period shall mean for the Summer
     Seasonal Load Period, the months of April thru September and for the Winter Seasonal Load Period, the months of October thru March.

3.2 At any time Diversity Power transactions are agreed upon between the Parties, the Party which purchases Diversity Power during one Seasonal Load Period shall be obligated to have available a like amount of Diversity Power for the other Party during the other Seasonal Load Period.

3.3 The Party supplying Diversity Power shall provide reserve capacity for the committed amount, equivalent to that provided for its own customers, exclusive of customers with interruptible service contracts.

SECTION 4 - COMPENSATION

4.1 Demand Charges - There shall be no demand charge for Diversity Power.

4.2 Energy Charges - Energy shall be billed at Out-of-Pocket Cost of the supplying Party plus ten percent of such cost.
In the event that any part of the Out-of-Pocket Cost includes energy purchased by the supplying Party, only the energy related portion of such purchase cost shall be included. Any associated charges for demand related costs shall be excluded.



                     MODIFICATION NO. 1
                           TO THE
                 INTERCONNECTION AGREEMENT
                          BETWEEN
             INDIANAPOLIS POWER & LIGHT COMPANY
                            AND
           WABASH VALLEY POWER ASSOCIATION, INC.


THIS AMENDMENT made and entered into as of the 1st day of January, 1995 by Indianapolis Power & Light Company ("IPL"), being an Amendment to the Interconnection Agreement between Wabash Valley Power Association, Inc. ("Buyer") and IPL dated October 7, 1987 (the "Agreement").


                        WITNESSETH:


WHEREAS, IPL and Wabash Valley Power Association, Inc., entered into the Agreement on October 7, 1987, which Agreement has been amended from time to time;


WHEREAS, the Agreement provides for the sale of power and

energy by IPL under Service Schedules described as:

          Service Schedule A                 Emergency Service

          Service Schedule C                 Interchange Power

          Service Schedule D                 Short-Term Power

          Service Schedule E                 Limited-Term Power

          Service Schedule F                 Diversity Power


WHEREAS, the Agreement provides for the recovery of

incremental costs or "out-of-pocket" costs occasioned by the sale by IPL of electric energy;


WHEREAS, IPL has implemented its Emissions Constrained
Dispatch Plan, attached hereto;


WHEREAS, the rates for Emergency Service, Interchange Power, Short-Term Power, Limited-Term Power, and Diversity Power, do not expressly include the cost of replacing sulfur dioxide ("SO2") emission allowances expended in order to provide such energy in compliance with Federal laws governing SO2 emission;


WHEREAS, IPL desires to amend the Agreement to clarify recovery of out-of-pocket costs occasioned by the sale of said energy as including the recovery of the incremental cost of SO2 emission allowances;


NOW, THEREFORE, in consideration of the premises and the

terms and conditions set forth herein; IPL desires to amend

the Agreement as follows:



Section 1.     Compensation for SO2 Emission Allowances.

The Buyer shall compensate IPL for the consumption of Sulfur Dioxide Emissions Allowances ("SO2 Allowances") directly attributed to electric energy sales by IPL to Buyer under the Service Schedules. Such compensation shall, at Buyer's option, be made by either supplying IPL with the number of SO2 Allowances directly attributed to such energy sales, or by reimbursing IPL for the incremental cost of such number of SO2 Allowances, rounded to the nearest whole SO2 Allowance.


If Buyer opts to reimburse IPL in cash for SO2 Allowances associated with Buyer's energy purchases for the month, the cash amount due at billing will be determined by multiplying the number of SO2 Allowances attributed to the sale by the incremental cost of the SO2 Allowances, as determined in
Section 2.2, at the time of the sale.


If Buyer opts to reimburse IPL in SO2 Allowances, Buyer will record or transfer to IPL's account, the number of SO2 Allowances calculated below, at the time cash settlement for the energy is due. In all cases, Buyer will transfer to IPL's account the number of SO2 Allowances due IPL for calendar year no later than January 15 of the following year. "Transfer to IPL's account" shall mean, for purposes of the Amendment, the transfer by the USEPA of the requisite number of SO2 Allowances to IPL's Allowance Tracking System account and the receipt by IPL of the Allowance Transfer Confirmation.


Section 2.     Determination of SO2 Emission Allowances Due IPL.

     Section 2.1.   Number of SO2 Allowances

     The number of SO2 Allowances directly attributed to an energy sale made by IPL shall be determined for each hour, by determining the contribution from each of the unit(s) from which the energy sale is being made for that hour. For each unit, the emission rate in pounds of SO2 per million Btu will be determined each month, from fuel sulfur content, control equipment performance, and continuous emissions monitoring data. The emission rate and the unit heat rate will be used to determine the SO2 Allowances used per megawatt-hour ("MWH"). The energy from each unit attributable to the sale, and the SO2 Allowances per MWH for each unit, will be used to determine the number of SO2 Allowances attributable to the sale.


     Section 2.2 .  Cost of SO2 Allowances

     The incremental SO2 Allowance cost used to determine economic dispatch of IPL's generating units in any month, will also be the basis used to determine compensation for IPL's energy sales. The incremental SO2 Allowances cost, in dollars per ton of SO2, shall be determined each month and will be based on the Cantor Fitzgerald offer price for SO2 Allowances, or if such is not available, then another nationally recognized SO2 Allowance trading market price or market price index, at the beginning of the month. The SO2 Allowance value may be changed at any time during the month to reflect the more current incremental cost, or market price, for SO2 Allowances. Buyer will be notified of the new SO2 Allowance value prior to dispatch of IPL energy to Buyer.


Section 3.     Effective Date.

This Amendment to the Agreement shall be made effective as of

January 1, 1995.



IN WITNESS WHEREOF, IPL has caused the foregoing Amendment to be signed by its duly authorized officer, effective as of the date set forth above.



                         INDIANAPOLIS POWER & LIGHT COMPANY


                         By:  /s/ John C. Berlier, Jr.
                                   John C. Berlier, Jr.
                                   Vice President
                                   Resource Planning and Rates


                       MODIFICATION NO. 2


                             TO THE


                    INTERCONNECTION AGREEMENT


                             BETWEEN


               INDIANAPOLIS POWER & LIGHT COMPANY


                               AND


              WABASH VALLEY POWER ASSOCIATION, INC.





                         Effective as of


                       MODIFICATION NO. 2
                             TO THE
                    INTERCONNECTION AGREEMENT
                             BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
              WABASH VALLEY POWER ASSOCIATION, INC.


     Pursuant to Order No. 888, Indianapolis Power & Light
Company (IPL) restates the rates for service provided by IPL under the Interconnection Agreement as the following:

1) The Interconnection Agreement provides for IPL sales of capacity and energy under service schedules described as:

                    Service Schedule A - Emergency Service
                    Service Schedule C - Interchange Power
                    Service Schedule D - Short-Term Power
                    Service Schedule E - Limited Term Power (Firm) Service Schedule F - Diversity Power

2) The wholesale generation component of the rate applicable to service under these Service Schedules shall be the bundled rate minus the transmission and ancillary service rates provided in
Section 3 of this Modification.

     Where the Service Schedules provide for compensation to IPL in the form of equivalent energy, such return of equivalent energy shall be made of the generation component, with the transmission and ancillary services related to such return of equivalent energy arranged pursuant to and assessed as provided in Section 3 of this Modification.

     Service Schedule C provides for compensation to IPL regarding third party sale and resale transactions of Non-Displacement Energy in the form of a stated transmission charge plus "one mill per kilowatt-hour for difficult to quantify energy related costs." Service Schedule C is hereby revised to remove the term "one mill per kilowatt-hour for difficult to quantify energy related costs."

3) Transmission and ancillary services necessary to effectuate sales under the Interconnection Agreement shall be arranged by IPL under and subject to the rates, terms, and conditions of IPL's Open Access Transmission Tariff. The rates for point-to-point transmission service and the two ancillary services necessary to effectuate sales under the Interconnection Agreement are provided below. IPL will provide either Short-Term Firm Point-to-Point or Non-Firm Point-to-Point transmission service and ancillary services for Scheduling, System Control and Dispatch Service (Scheduling Service), and Reactive Supply and Voltage Control from Generation Sources Service (Reactive Supply Service). IPL will not provide Regulation and Frequency Response Service, Energy Imbalance Service, Operating Reserve-Spinning Reserve Service, or Operating Reserve-Supplemental Reserve Service in connection with the sales under the Interconnection Agreement, and there will be no charge for such services in connection with the sales under the Interconnection Agreement.

     The rates for both Short-Term Firm and Non-Firm Point-to-Point Service are: $ 930.00/MW of reserved capacity for monthly service, $215.00/MW of reserved capacity for weekly service, $43.00/MW of reserved capacity for on-peak daily, and $30.70/MW of reserved capacity for off-peak daily service with the daily service capacity charges capped at the weekly rates. Non-Firm Point-to-Point service is available on an hourly basis at $2.69/MW for on-peak hours and $1.28/MWH for off-peak hours with the maximum hourly charges capped at the daily rates.

     For Scheduling Service, the monthly charges are $10.00/MW of reservation, the weekly rate is $3.00/MW, the daily rate is $0.60/MW, and the hourly rate is $0.04/MWH. The sum of the hourly charges is capped at the daily rates, the sum of the daily charges is capped at the weekly rate, and the sum of the weekly charges is capped at the monthly rate.

     For Reactive Supply Service, the monthly charges are $110.00/MW of reservation, the weekly rate is $25.00/MW, the daily rate is $5.00/MW, and the hourly rate is $0.31/MWH. The sum of the hourly charges is capped at the daily rates, the sum of the daily charges is capped at the weekly rate, and the sum of the weekly charges is capped at the monthly rate.

     If transmission and ancillary services are obtained by Wabash Valley Power Association, Inc. under Indianapolis Power & Light Company's Open Access Transmission Tariff, there will be no charge related to transmission and ancillary service assessed under the Interconnection Agreement. A service agreement under Indianapolis Power & Light Company's Open Access Transmission Tariff is on file as of the effective date of this Modification No. 2 to govern service to Wabash Valley Power Association, Inc. for this power sale, and charges for transmission and ancillary services for this power sale will be assessed to Wabash Valley Power Association, Inc. under the Open Access Transmission Tariff.